Exhibit 10.3

BROADWIND ENERGY, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Broadwind Energy, Inc., a Delaware corporation (the “Company”), hereby grants to [                    ] (the “Holder”) as of                      ,              (the “Grant Date”), pursuant to the terms and conditions of the Broadwind Energy, Inc. 2012 Equity Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [        ] shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).

1.                                       Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.                                       Rights as a Stockholder.   The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.

3.                                       Restriction Period and Vesting.

3.1.                              Service-Based Vesting Condition.  Except as otherwise provided in this Section 3, the Award shall vest                                                                                       , provided the Holder remains continuously employed by the Company through such date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2.                              Termination of Employment.  If the Holder’s employment with the Company terminates prior to the end of the Restriction Period for any reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.

4.                                       Delivery of Certificates.  Subject to Section 6, as soon as practicable (but not later than 30 days) after the vesting of the Award, in whole or part, the Company shall issue or transfer to the Holder (or such other person as is acceptable to the Company and designated in writing by the Holder)  the number of shares of Stock underlying the vested Award.  The Company may effect such issuance or transfer either by the delivery of one or more stock certificates to the Holder or by making an appropriate entry on the books of the Company or the transfer agent of the Company.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery or issuance.  Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5.                                       Transfer Restrictions and Investment Representation.

5.1.                              Nontransferability of Award.  The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.                              Investment Representation.  The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable.  As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6.                                       Additional Terms and Conditions of Award.

6.1.                              Withholding Taxes.  (a)  As a condition precedent to the delivery of  the Shares upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award.  If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b)                                 The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3).  Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.  No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

6.2.                              Adjustment.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants.  If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the first settlement, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the settlement date as determined by the Committee.  The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

6.3.                              Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.4.                              Restrictive Covenants.

(a)                                  During the period beginning on the date of this Award and ending on the date which is one year following the termination of the Holder’s employment with, or service to, the Company, the Holder shall not, except with the express prior written consent of the Company:  (i) directly or indirectly, either for the Holder, or on behalf of any of the Company’s competitors (“Competitors”): (1) induce or attempt to induce any employee, independent contractor or consultant of the Company to leave the employ of, or terminate its engagement with, the Company; or (2) in any way interfere with the relationship between the Company and any employee, independent contractor or consultant of the Company; or (ii) directly or indirectly, either for the Holder, or on behalf of any of the Competitors, solicit the business of any person or entity known to the Holder to be a customer of the Company, where the Holder, or any person reporting to the Holder, had an ongoing business relationship or had made substantial efforts with respect to such customer during the Holder’s employment with, or service to, the Company.

(b)                                 The Holder, by accepting this Award, agrees that the foregoing covenants are reasonable with respect to their duration and scope.  The Holder further acknowledges that the restrictions are reasonable and necessary for the protection of the legitimate business interests of the Company, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company, and that such restrictions were a material inducement to the Company to grant this Award.  In the event of any violation or threatened violation of these restrictions, the Holder shall forfeit all restricted stock units subject to this

Award which have not vested and this Award shall terminate as of the date of the violation or threatened violation of these restrictions.

6.5.                              Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued employment by the Company or prevent or be deemed to prevent the Company from terminating the Holder’s employment at any time, with or without Cause.

6.6.                              Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

6.7.                              Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

6.8.                              Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Broadwind Energy, Inc., Attn. General Counsel, 47 East Chicago Avenue, Naperville, Illinois 60540, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.9.                              Governing Law.  This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.10.                        Entire Agreement.  The Plan is incorporated herein by reference.  Capitalized terms not defined herein shall have the meanings specified in the Plan.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.11.                        Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.12.                        Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.13.                        Counterparts.  This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

BROADWIND ENERGY, INC.

By:

Accepted this day of , 20